POWER OF ATTORNEY

       Know all men by these presents, that the undersigned hereby constitutes and appoints each of
Glenn E. Bost II, Anne M. Foulkes and Greg E. Gordon, signing singly, the undersigned's true and lawful
attorney-in-fact, to:

       (1)  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to
the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto,
and any other documents necessary or appropriate to obtain codes and passwords enabling the
undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

       (2)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer
and/or director of PPG Industries, Inc. (the "Company"), Forms 3, 4 and 5 in
accordance with
Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports the
undersigned may be required to file in connection with the undersigned's ownership, acquisition or
disposition of securities of the Company;

 (3)  do and perform any and all acts for and on behalf of the undersigned that may be necessary or
desirable to complete and execute any such Form 3, 4 or 5, or other form or report, and timely file such
form or report with the SEC and any stock exchange or similar authority; and

 (4)  take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise
of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned
might or could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully
do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request
of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as
of this 1st day of March, 2016.

      /s/ Ram Vadlamannati

      Ram Vadlamannati